Exhibit 10.6

EXECUTION COPY

STOCKHOLDERS’ AGREEMENT

DATED

DECEMBER 22, 2008

BY AND AMONG

WIRECO WORLDGROUP LIMITED.,

WIRECO WORLDGROUP (CAYMAN) INC.,

AND

THE INVESTORS LISTED

ON THE SIGNATURE PAGES HERETO

3.3	Indemnification	16

3.4	Holdback Agreement	20

3.5	Deferral	20

ARTICLE IV CALL RIGHTS		21

4.1	Call Rights	21

ARTICLE V MISCELLANEOUS		22

5.1	Effectiveness; Term	22

5.2	No Voting or Conflicting Agreements	22

5.3	Composition of the Board of Directors	22

5.4	Specific Performance	23

5.5	Notices	23

5.6	Successors and Assigns	23

5.7	Recapitalizations and Exchanges Affecting WireCo Common Stock	23

5.8	Governing Law	23

5.9	Descriptive Headings, Etc	23

5.10	Amendment	24

5.11	Severability	24

5.12	Further Assurances	24

5.13	Complete Agreement; Counterparts	24

5.14	Certain Transactions	24

5.15	No Third-Party Beneficiaries	25

5.16	Recusals	25

Schedules

Schedule I	Stockholder holdings of WireCo Common Stock

Schedule II	Executive Management Investors

STOCKHOLDERS’ AGREEMENT

STOCKHOLDERS’ AGREEMENT, dated December 29, 2008 (the “Agreement”), by and among WireCo WorldGroup Limited, f/k/a WRCA Holdings (Cyprus) Limited, a limited liability company organized under the laws of the Republic of Cyprus (“WireCo”), WireCo WorldGroup (Cayman) Inc., an exempted company limited by shares and incorporated under the laws of the Cayman Islands (“NewCo”), the investors set forth on Schedule I hereto, and the executives and directors of WireCo set forth on Schedule II hereto (such signatory executives and directors so listed, collectively, the “Executive Management Investors”). Employees, directors, consultants and other Persons (as defined below) may be issued shares of WireCo Common Stock (as defined below), (or other equity securities of WireCo) or securities convertible into or exchangeable for WireCo Common Stock (or other equity securities of WireCo) subject to the terms of this Agreement, and, if so issued, WireCo may amend this Agreement to allow any such Person WireCo so chooses to become an additional Executive Management Investor hereunder and list such Person on Schedule II hereto, subject in each case to such Person becoming a signatory to this Agreement. The parties hereto, other than WireCo, and any other Person who shall hereafter acquire shares of WireCo Common Stock (or other equity securities of WireCo) or securities convertible into or exchangeable for WireCo Common Stock (or other equity securities of WireCo) pursuant to the provisions of, and/or subject to the restrictions and rights set forth in, this Agreement (including through participation in certain WireCo stock or option plans) are sometimes hereinafter referred to individually as a “Stockholder” or collectively as the “Stockholders.”

RECITALS

WHEREAS, as of the date hereof, WireCo will have authorized 3,000,000 ordinary shares of nominal value $0.01 per share (“WireCo Common Stock”), each share of which is entitled to one vote on all WireCo Stockholder matters as more specifically provided in the articles of association, as amended, of WireCo, and of which 2,011,411 shares of WireCo Common Stock will be issued and outstanding immediately after the date hereof;

WHEREAS, WireCo, or a direct or indirect wholly-owned subsidiary of WireCo, has entered into binding employment arrangements (the “Employment Agreements”) with certain Executive Management Investors listed on Schedule II; and

WHEREAS, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the WireCo Common Stock that the parties hereto own, or may hereafter acquire, and to provide for certain rights and obligations in respect thereof as hereinafter provided.

NOW, THEREFORE, in consideration of the premises and of the terms and conditions contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings ascribed to them below:

“Affected Holder” shall have the meaning ascribed to it in Section 5.10 hereof.

“Affiliate” of a Person shall mean a Person, directly or indirectly, controlled by, controlling or under common control with such Person.

“Agreement” shall have the meaning ascribed to it in the Preamble hereto.

“Applicable Federal Rate” shall have the meaning ascribed to it in Section 4.1 hereof.

“Claims” shall mean losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened).

“Competitor” shall have the meaning ascribed to it in Section 2.1.4.

“Demand Registration” shall have the meaning ascribed to it in Section 3.1.2 hereof.

“Drag-Along Right” shall have the meaning ascribed to it in Section 2.5.1 hereof.

“Drag-Along Seller” shall have the meaning ascribed to it in Section 2.5.2 hereof.

“Employment Agreements” shall have the meaning ascribed to it in the Recitals hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934 of the United States of America, as amended.

“Executive Management Investors” shall have the meaning ascribed to it in the Preamble hereto.

“Fair Market Value” shall mean the fair market value of WireCo Common Stock, as reasonably determined by the Board of Directors of WireCo in light of all circumstances.

“IPO” shall mean an underwritten initial public offering or public offerings (on a cumulative basis) of shares of WireCo Common Stock pursuant to a registration statement or registration statements under the Securities Act with aggregate gross proceeds to WireCo of at least $75 million.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Nasdaq” shall mean The Nasdaq Stock Market, Inc, or its succesor.

“NewCo” shall have the meaning ascribed to in the Preamble.

“NewCo Affiliate Offeree” shall have the meaning ascribed to it in Section 2.3.1 hereof.

“Offer Shares” shall have the meaning ascribed to it in Section 2.4.1 hereof.

“Offeree Stockholders” shall have the meaning ascribed to it in Section 2.4.1 hereof.

“Options” shall mean options (whether vested or unvested) to purchase shares of WireCo Common Stock from WireCo, whether granted pursuant to the Stock Incentive Plan or otherwise.

“Permitted Transferee” shall have the meaning ascribed to it in Sections 2.3.3 and 2.3.4 hereof.

“Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

“Piggyback Notice” shall have the meaning ascribed to it in Section 3.1.1 hereof.

“Piggyback Registration” shall have the meaning ascribed to it in Section 3.1.1 hereof.

“Proposed Transferee” means a Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than any Stockholders or their Affiliates (whether any such Affiliate is such prior to or upon consummation of the proposed Transfer, but not solely by virtue of becoming a party to this Agreement), to whom WireCo Common Stock is proposed to be Transferred pursuant to the terms of Section 2.4.3(a) or 2.5.

“Registrable Securities” shall mean shares of WireCo Common Stock; provided, however, as to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been sold pursuant to Rule 144, (iii) such securities shall have been otherwise transferred and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by WireCo, or (iv) such securities shall have ceased to be outstanding (and, in the case of shares of WireCo Common Stock underlying Options granted under the Stock Incentive Plan or underlying Options or warrants granted otherwise, such shares of WireCo Common Stock shall have ceased to be outstanding after issuance pursuant to the exercise of such Options or warrants).

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance with Article III, including, without limitation, (i) all SEC and stock exchange or the NASD registration and filing fees, (ii) all fees and expenses of complying with securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees and disbursements of counsel for WireCo and its Subsidiaries and of the independent public accountants of WireCo and its Subsidiaries, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, (v) the reasonable fees and disbursements of one counsel retained by the Stockholders such counsel to be chosen by the Stockholders by vote of a plurality of the shares of such Stockholders being registered) as a group in connection with each such registration, (vi) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the requested registration, including any fee payable to a qualified independent underwriter within the meaning of the rules of the NASD, but excluding underwriting discounts and commissions and transfer taxes, if any, (vii) internal expenses of WireCo and its Subsidiaries (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and (viii) securities acts liability insurance (if WireCo elects to obtain such insurance).

“Rule 144” shall mean Rule 144 (or any successor provision under the Securities Act) under the Securities Act.

“Sale Notice” shall have the meaning ascribed to it in Section 2.4.1.

“SEC” shall mean the Securities and Exchange Commission of the United States of America.

“Section 3.1 Sale Number” shall have the meaning ascribed to it in Section 3.1.4 hereof.

“Securities Act” shall mean the Securities Act of 1933 of the United States of America, as amended.

“Stock Incentive Plan” shall mean the 2007 WRCA Holdings (Cyprus) Limited Long-Term Incentive Plan, as amended.

“Stockholder” shall have the meaning ascribed to it in the Recitals hereof.

“Subsidiary Dividend” shall have the meaning ascribed to it in Section 4.1(b) hereof.

“Tag-Along Right” shall have the meaning ascribed to it in Section 2.4.3(a) hereof

“Tag-Along Seller” shall have the meaning ascribed to it in Section 2.4.3(b) hereof.

“Tag-Along Shares” shall have the meaning ascribed to it in Section 2.4.2 hereof.

“Transfer” shall mean to sell, assign, pledge or encumber or otherwise transfer, directly or indirectly, whether or not for consideration.

“Transferee” shall mean any Person to whom a Transfer is made, regardless of the method of Transfer.

“Transferor” shall mean any Person by whom a Transfer is made, regardless of the method of Transfer.

“Violation” shall have the meaning ascribed to it in Section 3.3(a) hereof.

“WireCo” shall have the meaning ascribed to it in the Preamble.

“WireCo Common Stock” shall have the meaning ascribed to it in the Recitals.

“WireCo Convertible Securities” shall mean Options (whether vested or unvested) to purchase shares of WireCo Common Stock in respect of which WireCo Common Stock may be issued, or other securities convertible into or exercisable for shares of WireCo Common Stock.

ARTICLE II

RESTRICTIONS ON TRANSFERS OF STOCK

2.1 General Limitations on Transfers.

2.1.1 Transfers Generally. (a) No Stockholder shall, (i) at any time prior to an IPO, Transfer any shares of WireCo Common Stock, unless such Transfer is made in accordance with Sections 2.1, 2.2 and 2.6 and pursuant to Sections 2.3, 2.4, 2.5, or 4.1, or (ii) at any time following and including an IPO, Transfer any shares of WireCo Common Stock unless such Transfer is made in accordance with Sections 2.1, 2.2, and 3.1, and in each case any Transfer by any Stockholder of any shares of WireCo Common Stock owned as of the date hereof or hereafter acquired in violation of such provisions shall be null and void.

2.1.2 Recordation. WireCo shall not record upon its books or on its register of members any Transfer of shares of WireCo Common Stock except for Transfers in accordance with this Agreement.

2.1.3 Obligations of Transferees. No Transfer of shares of WireCo Common Stock by a Stockholder otherwise permitted pursuant to this Agreement (other than a Transfer made in or following an IPO in a brokers’ transaction (as such term is defined in Rule 144) or in an underwritten offering, or a Transfer pursuant to a Piggyback Registration, Demand Registration, pursuant to a Tag-Along Right or Drag-Along Right, or pursuant to Section 4.1) shall be effective unless (a) the Transferee (including a Permitted Transferee pursuant to Section 2.3) shall have executed an appropriate document in form and substance reasonably satisfactory to WireCo confirming that (i) the Transferee takes such shares subject to all the terms and conditions of this Agreement to the same extent as its Transferor was bound by and entitled to the benefits of such provisions and (ii) the shares shall bear legends, substantially in the forms required by Section 2.6, and (b) such document shall have been delivered to and approved by WireCo prior to such Transferee’s acquisition of shares of WireCo Common Stock.

2.1.4 Transfers to Competitors. Notwithstanding anything to the contrary in this Agreement, without the consent of the Board of Directors of WireCo, no Stockholder (other than NewCo) shall, at any time, directly or indirectly, Transfer any shares of WireCo Common Stock to any Person who is a Competitor of WireCo or any of its Subsidiaries (“Competitor” being defined herein as a Person that competes in a significant way with a substantial business of WireCo or any Subsidiary, or a Person that has a substantial investment in any such competing entity; provided that an institutional investor or its Affiliates that hold nonvoting debt or less than 5% of the publicly traded equity securities of any such Competitor as a passive portfolio investment shall not be a Competitor) or to any Affiliate of such a Competitor (other than Transfers to WireCo and its Affiliates) unless such Transfer (a) is made in connection with the exercise of a Tag-Along Right pursuant to Section 2.4 or in connection with the exercise of a Drag-Along Right pursuant to Section 2.5, in which event such sale may be effected only in accordance with Section 2.4 or Section 2.5, as applicable, or (b) is made in accordance with the terms of this Agreement and is made pursuant to a widely distributed, underwritten public offering registered under the Securities Act (or an underwritten offering pursuant to the exercise of such other Stockholders’ piggyback registration rights pursuant to Section 3.1.1) or pursuant to a sale effected through an open market, nondirected broker’s transaction pursuant to Rule 144 in which the seller does not know the identity of the buyer. For purposes of this provision, the good faith determination of a majority of the entire Board of Directors of WireCo that a proposed Transferee is a Competitor, made within 30 days of written notice to the Board of Directors of WireCo of the proposed Transfer, shall in all respects be conclusive.

2.2 Compliance with Securities Laws. No Stockholder shall Transfer any shares of WireCo Common Stock unless the Transfer is made in accordance with the terms of this Agreement and (a) the Transfer is pursuant to an effective registration statement under the Securities Act and in compliance with any other applicable federal securities laws, foreign securities laws and state securities or “blue sky” laws or (b) such Stockholder shall have furnished WireCo with (i) an opinion of counsel, if reasonably requested by WireCo, which opinion and counsel shall be reasonably satisfactory to WireCo, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and under any applicable state securities or “blue sky” laws and that the Transfer otherwise complies with this Agreement and any other applicable federal securities laws and state securities or “blue sky” laws and (ii) such representation and covenants of such Stockholder as are reasonably requested by WireCo to ensure compliance with any applicable federal securities laws and state securities or “blue sky” laws.

2.3 Permitted Transfers.

2.3.1 NewCo Transfers. (a) NewCo may Transfer any shares of WireCo Common Stock to an Affiliate of NewCo (a “NewCo Affiliate Transferee”); provided, however, that, if NewCo shall have transferred any shares of WireCo Common Stock to a NewCo Affiliate Transferee and, thereafter, such NewCo Affiliate Transferee ceases to be an Affiliate of NewCo (other than in connection with a liquidation or dissolution of the relevant Affiliate of NewCo), then such NewCo Affiliate Transferee shall, within 30 days from the date on which such NewCo Affiliate Transferee ceased to be an Affiliate of NewCo, transfer such shares of WireCo Common Stock back to NewCo or one or more Affiliates of NewCo and such NewCo Affiliate Transferee shall cease to be an NewCo Affiliate Transferee.

(b) NewCo shall be free to Transfer shares of WireCo Common Stock to any Person, in whole at any time or in part from time to time; provided, however, that, if such Person is not an Affiliate of NewCo, such Transfer shall be subject to Sections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6. Any Transfer by NewCo of any shares of WireCo Common Stock owned as of the date hereof or hereafter acquired in violation of such provisions shall be null and void.

2.3.2 Non-NewCo Investor Transfers. (a) The restrictions contained in Section 2.1.1 with respect to Transfers by Stockholders of shares of WireCo Common Stock shall not apply to any Transfer by an Executive Management Investor: (i) to or among such Executive

Management Investor’s spouse, children (including adopted), grandchildren (including adopted) or other living descendants, or executors, administrators, testamentary trustees or to a trust or family partnership of which there are no principal (i.e., corpus) beneficiaries or partners other than the grantor or one or more of such Executive Management Investor, spouse or described relatives, executors, administrators, testamentary trustees, or by the laws of descent and distribution and provided that, in the case of a trust, the existing beneficiaries and/or trustee(s) and/or grantor(s) of such trust have the power to act with respect to the trust’s assets without court approval and, in the case of a family partnership, that the partners thereof have the power to act with respect to the partnership’s assets without court approval and the partnership is not permitted to (A) distribute assets to Persons who are not among the relatives listed above or (B) have partners who are not among the relatives listed above, and, in any case, all the partners agree, for the benefit of WireCo and NewCo, not to amend such provisions; (ii) to a legal representative of such Executive Management Investor in the event such Executive Management Investor becomes mentally incompetent or to such Executive Management Investor’s personal representative following the death of such Executive Management Investor (subject to any applicable law); or (iii) with the prior written approval of WireCo, which approval may be granted or withheld by the Board of Directors of WireCo, in its sole and absolute discretion.

2.3.3 Permitted Transferees. Transferees to whom Transfers are permitted pursuant to Sections 2.3.2 are referred to herein as “Permitted Transferees.” Any such permitted Transfer shall be subject to the terms of this Agreement, including compliance with Sections 2.1.3, 2.1.4 and 2.2.

2.3.4 Other Transfer Restrictions. The restrictions contained in Sections 2.1.1, 2.4 and 2.5 and the provisions contained in this Section 2.3 shall be in addition to and not in lieu or limitation of any restrictions on the ownership or Transfer of shares of WireCo Common Stock contained in any stock subscription agreement or Employment Agreement or any analogous provision of any employment, compensation or benefit agreement or arrangement or other agreement between WireCo or NewCo or any of its Affiliates and any Stockholder; provided, however, that, upon the termination of any such Employment Agreement or other such agreement or arrangement or lapsing of such restrictions, the restrictions and provisions contained herein shall continue in full force and effect pursuant to this Agreement.

2.4 Tag-Along Rights.

2.4.1 Sale Notice. If, prior to an IPO, NewCo proposes to sell any of the WireCo Common Stock owned by it, other than (a) to a Transferee of such Stockholder permitted pursuant to Sections 2.3.1(a) or Article III, (b) pursuant to the exercise of a Drag-Along Right pursuant to Section 2.5, or (c) pursuant to a Demand Registration or a Piggyback Registration, then NewCo shall first give written notice (the “Sale Notice”) to WireCo and to each of the other Stockholders (such other Stockholders, the “Offeree Stockholders”), stating that NewCo desires to make such sale, referring to Section 2.4, specifying the number of shares of WireCo Common Stock proposed to be sold by NewCo pursuant to the offer (the “Offer Shares”), and specifying the price, the form of consideration, name and description of the purchaser (including controlling Persons) and the material terms pursuant to which such sale is proposed to be made.

2.4.2 Tag-Along Election. Within seven (7) business days of the date of receipt of the Sale Notice, each Offeree Stockholder shall deliver to NewCo and to WireCo a written notice stating whether the Offeree Stockholder elects to sell pro rata portion of its WireCo Common Stock (equal to the smallest whole number greater than (a) the total number of shares of WireCo Common Stock owned by such Offeree Stockholder, plus the total number of shares of WireCo Common Stock then issuable upon exercise of vested WireCo Convertible Securities then exercisable by such Offeree Stockholder, multiplied by (b) a fraction, (i) the numerator of which is the number of Offer Shares and (ii) the denominator of which is the total number of shares of WireCo Common Stock held by NewCo plus the total number of shares of WireCo Common Stock then issuable upon exercise or conversion of any WireCo Convertible Securities, if applicable, then exercisable or convertible by NewCo) to such Proposed Transferee on the same terms, purchase price and conditions as NewCo (with respect to each Offeree Stockholder, its “Tag-Along Shares”). An election pursuant to the first sentence of this Section 2.4.2 shall constitute an irrevocable commitment by the Offeree Stockholder making such election to sell such Tag-Along Shares to the Proposed Transferee if the sale of Offer Shares to the Proposed Transferee occurs on the terms contemplated hereby. Such terms may include a maximum number of shares such Proposed Transferee is willing to purchase, and, in such case, NewCo and the Offeree Stockholders selling shares pursuant hereto shall be cut back pro rata based on the number of shares each such Stockholder is electing to sell.

2.4.3 Sel1er’s Rights to Transfer. (a) Third-Party Sale; Tag-Along Buyer. A sale to a Proposed Transferee pursuant to this Section 2.4 shall only be consummated if the Proposed Transferee shall purchase, within 120 days of the date following the expiration of the seven (7) business day period provided in Section 2.4.2, concurrently with and on the same terms and conditions and at the same price as the Offer Shares, all of each Offeree Stockholder’s Tag- Along Shares with respect to such sale, in accordance with their elections pursuant to Section 2.4.2, and subject to the last sentence thereof (the “Tag-Along Right”).

(b) Sale Agreement. Each Offeree Stockholder electing to sell Tag-Along Shares (a “Tag-Along Seller”) agrees to cooperate in consummating such a sale, including, without limitation, by becoming a party to the sales agreement and all other appropriate related agreements, delivering, at the consummation of such sale, stock certificates and other instruments for such WireCo Common Stock duly endorsed for transfer, free and clear of all liens and encumbrances, and voting or consenting in favor of such transaction (to the extent a vote or consent is required) and taking any other necessary or appropriate action in furtherance thereof, including the execution and delivery of any other appropriate agreements, certificates, instruments and other documents. In addition, each Tag-Along Seller shall be severally responsible for its proportionate share of the third-party expenses of sale incurred by the sellers in connection with such sale and the monetary obligations and liabilities incurred by the sellers in connection with such sale. Such monetary obligations and liabilities shall include (to the extent such obligations are incurred) obligations and liabilities for indemnification (including for (i) breaches of representations and warranties made in connection with such sale by WireCo or any other seller with respect to WireCo or WireCo’s business, (ii) breaches of covenants in effect prior to closing and (iii) other matters), and shall also include amounts paid into escrow or subject to holdbacks, and amounts subject to post-closing purchase price adjustments, provided that all such obligations are equally applicable on a several and not joint basis to each Tag-Along Seller based on the consideration received by such Tag-Along Seller. The foregoing notwithstanding, (i) without the written consent of a Tag-Along Seller, the amount of such obligations and liabilities for which such Tag-Along Seller shall be responsible shall not exceed the gross proceeds received by such Tag-Along Seller in such sale and (ii) a Tag-Along Seller shall not be responsible for the fraud of any other seller or for any indemnification obligations and liabilities for breaches of representations and warranties made by any other seller with respect to such other seller’s (A) ownership of and title to shares of capital stock of WireCo, (B) organization, (C) authority and (D) conflicts and consents.

(c) No Liability. Notwithstanding any other provision contained in this Section 2.4.3, there shall be no liability on the part of WireCo or NewCo in the event that the sale pursuant to this Section 2.4.3 is not consummated for any reason whatsoever. The decision whether to effect a Transfer pursuant to this Section 2.4.3 shall be in the sole and absolute discretion of NewCo.

2.5 Drag-Along Right.

2.5.1 Exercise. If, prior to an IPO, NewCo proposes to make a sale, in a bona fide arm’s-length transaction or series of related transactions to a Person not controlled by Paine & Partners, LLC, of the beneficial interests in at least 50% of its shares of WireCo Common Stock to a Proposed Transferee, including pursuant to a stock sale, merger, business combination, recapitalization, consolidation, reorganization, restructuring or similar transaction, NewCo shall have the right (a “Drag Along Right”), exercisable upon 15 days’ prior written notice to the other Stockholders, to require the other Stockholders to sell their shares of WireCo Common Stock, sell WireCo Convertible Securities, or convert or exercise WireCo Convertible Securities into WireCo Common Stock and sell such WireCo Common Stock, in each case in amounts elected by Newco such that the number of shares of WireCo Common Stock or shares underlying WireCo Convertible Securities to be sold or converted is equal in the aggregate to the smallest whole number greater than (a) the total number of shares of WireCo Common Stock owned by such Stockholder, plus the total number of shares of WireCo Common Stock then issuable pursuant to WireCo Convertible Securities (whether vested or unvested) owned by such Stockholder, multiplied by (b) a fraction (i) the numerator of which is the number of shares of WireCo Common Stock (including shares then issuable on the exercise or conversion of WireCo Convertible Securities) NewCo proposes to sell to the Proposed Transferee and (ii) the denominator of which is the total number of shares of WireCo Common Stock held by NewCo plus the total number of shares then issuable upon exercise or conversion of any WireCo Convertible Securities, if applicable, then exercisable or convertible by NewCo, to the Proposed Transferee on the same terms and conditions and at the same price (in the case of Options the purchase price of each Option, respectively, shall be equal to the purchase price attributable to the number of shares of WireCo Common Stock issuable upon exercise of such Option less the exercise price thereof, and in the case of other WireCo Convertible Securities, the purchase price shall be as determined in good faith by the Board of Directors of WireCo) as NewCo would receive in connection with such transaction.

2.5.2 Sale Agreement. Each Stockholder selling shares of WireCo Common Stock (or WireCo Convertible Securities) pursuant to a transaction contemplated by this Section 2.5 (a “Drag-Along Seller”) agrees to cooperate in consummating such a sale, including, without limitation, by becoming a party to the sales agreement and all other appropriate related agreements, delivering, at the consummation of such sale, stock certificates and other instruments for such shares of WireCo Common Stock (or WireCo Convertible Securities) duly endorsed for transfer, free and clear of all liens and encumbrances, and voting or consenting in favor of such transaction (to the extent a vote or consent is required) and taking any other necessary or appropriate action in furtherance thereof, including the execution and delivery of any other appropriate agreements, certificates, instruments and other documents. In addition, each Drag-Along Seller shall be severally responsible for its proportionate share of the third- party expenses of sale incurred by NewCo in connection with such sale. Such monetary obligations and liabilities shall include (to the extent such obligations are incurred) monetary obligations and liabilities for indemnification (including for (a) breaches of representations and warranties made in connection with such sale by WireCo or any other seller with respect to WireCo or WireCo’s business and (b) breaches of covenants in effect prior to closing), and shall also include amounts paid into escrow or subject to holdbacks, and amounts subject to post-closing purchase price adjustments, provided all such obligations are equally applicable on a several and not joint basis to each Drag-Along Seller based on the consideration received by such Drag- Along Seller. The foregoing notwithstanding, (a) without the written consent of a Drag-Along Seller, the amount of such obligations and liabilities for which such Drag-Along Seller shall be responsible shall not exceed the gross proceeds received by such Drag-Along Seller in such sale, (b) a Drag Along Seller (other than an Executive Management Investor) shall not be obligated to enter into any non compete or other post-closing covenant that restricts its activities in any way and (c) a Drag-Along Seller shall not be responsible for the fraud of any other seller or any indemnification obligations and liabilities for breaches of representations and warranties made by any other seller with respect to such other seller’s (i) ownership of and title to shares of capital stock of WireCo, (ii) organization, (iii) authority and (iv) conflicts and consents.

2.5.3 No Liability. Notwithstanding any other provision contained in this Section 2.5, there shall be no liability on the part of WireCo or NewCo in the event that the sale pursuant to this Section 2.5 is not consummated for any reason whatsoever. The decision whether to effect a Transfer pursuant to this Section 2.5 shall be in the sole and absolute discretion of NewCo.

2.6 Additional Provisions Relating to Restrictions on Transfers.

2.6.1 Legends. Each of the Stockholders hereby agrees that each outstanding certificate representing shares of WireCo Common Stock held or owned by such Stockholder or its Transferee, including any certificate representing shares of WireCo Common Stock acquired in accordance with the provisions of this Agreement or the Employment Agreements, any certificates representing shares of WireCo Common Stock issued upon exercise or conversion of WireCo Convertible Securities, in any case, subject to the provisions of this Agreement and issued prior to the date when the applicable restrictions are terminated pursuant to Section 2.6.3, shall bear endorsements reading substantially as follows:

(a) The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state and may not be transferred, sold or otherwise disposed of except while such a registration is in effect or pursuant to an exemption from registration under said Act and applicable state securities laws.

(b) The securities represented by this certificate are subject to the terms and conditions set forth in a Stockholders’ Agreement, dated December 29, 2008, as amended from time to time, copies of which may be obtained from the issuer or from the holder of this security. No transfer of such securities will be made on the books of the issuer unless accompanied by evidence of compliance with the terms of such agreement.

Each outstanding certificate representing shares of WireCo Common Stock shall also bear any legend required by the terms of any subscription agreement or as WireCo may otherwise deem appropriate.

2.6.2 Copy of Agreement. A copy of this Agreement shall be filed with the corporate secretary of WireCo, and kept with the records of WireCo, and shall be made available for inspection by any Stockholder at the principal executive offices of WireCo.

2.6.3 Termination of Restrictions. The restriction referred to in the endorsement required pursuant to Section 2.6.1(a) shall cease and terminate as to any particular shares of WireCo Common Stock when, in the reasonable opinion of counsel for WireCo, such restriction is no longer required in order to assure compliance with the Securities Act and the state securities or “blue sky” laws. WireCo or WireCo’s counsel, at their election, may request from any Stockholder a certificate or an opinion of such Stockholder’s counsel with respect to any relevant matters in connection with the removal of the endorsement set forth in Section 2.6.1(a) from such Stockholder’s stock certificates, any such certificate or opinion of counsel to be reasonably satisfactory to WireCo and its counsel. The restrictions referred to in Section 2.6.1(b) shall cease and terminate as to any particular shares of WireCo Common Stock when, in the reasonable opinion of counsel for WireCo, the provisions of this Agreement are no longer applicable to such shares or this Agreement shall have terminated in accordance with its terms. Any other restrictions referred to in any other legends required pursuant to Section 2.6.1 shall cease and terminate when, in the reasonable opinion of counsel for WireCo, such restrictions are no longer applicable. Whenever such restrictions shall cease and terminate as to any shares of WireCo Common Stock or WireCo Convertible Securities, the Stockholder holding such shares shall be entitled to receive from WireCo, without expense (other than applicable transfer taxes, if any, if such unlegended shares are being delivered and transferred to any Person other than the registered holder thereof), new certificates for a like number of shares of WireCo Common Stock or like number of WireCo Convertible Securities not bearing the relevant legend(s) set forth or referred to in Section 2.6.1.

ARTICLE III

REGISTRATION RIGHTS

3.1 Piggyback and Demand Registrations.

3.1.1 Piggyback Registrations. If at any time following an IPO, WireCo proposes to register for sale by WireCo under the Securities Act any of its equity securities (other than a registration on Form S-4 or Form S-8, or any successor or similar forms or a Piggyback Registration), or any shares of WireCo Common Stock of NewCo pursuant to a Demand Registration under Section 3.1.2, in a manner that would permit registration of Registrable

Securities for sale to the public under the Securities Act, WireCo will each such time promptly give written notice to all Stockholders who beneficially own any Registrable Securities of its intention to do so, of the registration form of the SEC that has been selected by WireCo and of such holders’ rights under this Section 3.1 (the “Piggyback Notice”). WireCo will use its reasonable best efforts to include, and to cause the underwriter or underwriters, if applicable, to include, in the proposed offering, on the same terms and conditions as the securities of WireCo included in such offering, all Registrable Securities that WireCo has been requested in writing, within 15 calendar days after the Piggyback Notice is given, to register by the Stockholders thereof (each such registration pursuant to this Section 3.1.1, a “Piggyback Registration”); provided, however, that (a) if, at any time after giving a Piggyback Notice and prior to the effective date of the registration statement filed in connection with such registration, WireCo shall determine for any reason not to register such equity securities (or, in the case of a Demand Registration, NewCo thereof so determines), WireCo may, at its election (or, in the case of a Demand Registration, where NewCo so determines, WireCo shall), give written notice of such determination to all Stockholders who beneficially own any Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, and (b) in case of a determination by WireCo to delay registration of its equity securities (or, in the case of a Demand Registration, NewCo so determines) WireCo shall be permitted to (or, in the case of a Demand Registration where NewCo so determines, WireCo, for a period not to exceed 60 days, shall) delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities (provided that clauses (a) and (b) above shall not relieve WireCo of its obligations under Section 3.1.2). In the case of any registration of Registrable Securities in an underwritten offering pursuant to this Section 3.1.1, all Stockholders proposing to distribute their securities pursuant to this Section 3.1.1 shall, at the request of WireCo (or, in the case of a Demand Registration, NewCo), enter into an agreement in customary form with the underwriter or underwriters selected by WireCo (or, in the case of a Demand Registration, selected in accordance with Section 3.1.2). Notwithstanding the foregoing, following an IPO, WireCo shall not be obligated to effect registration of Registrable Securities for which Piggyback Registration is requested by a Stockholder if, at the time of such request, all such Registrable Securities are eligible for sale to the public by the requesting Stockholder without registration under Rule 144, with such sale not being limited by the volume restrictions thereunder.

3.1.2 Demand Registrations. WireCo, following the consummation of or in connection with an IPO, upon the request of NewCo, shall use its reasonable best efforts to register under the Securities Act Registrable Securities held by NewCo (including, at the election of NewCo, in an underwritten offering) and any other Stockholders participating in such Demand Registration (provided, however that the aggregate expected market value of all such Registrable Securities included in such registration is greater than or equal to $2 million) and bear all expenses in connection with such offering in a manner consistent with Section 3.1.3 and shall enter into such other agreements in furtherance thereof (each such registration pursuant to this Section 3.1.2, a “Demand Registration”), and WireCo shall provide customary indemnifications in such instances (in a manner consistent with the indemnification provision of this Article III) to NewCo, other Stockholders included in such registration and any such underwriters. So long as NewCo holds, in the aggregate (and including any shares underlying WireCo Convertible Securities held by NewCo), 50% or more of the shares of WireCo Common Stock then outstanding; NewCo shall have the right to initiate any number of Demand Registrations pursuant to this Section 3.1.2, and may initiate up to five Demand Registrations at any other time. A registration shall not count as a Demand Registration unless and until the registration statement relating thereto has been declared effective by the SEC and not withdrawn. If any Demand Registration requested by NewCo is in the form of an underwritten offering, NewCo shall designate the underwriter or underwriters to be utilized in connection such offering.

3.1.3 Expenses. WireCo shall pay all Registration Expenses (subject to applicable law) in connection with each registration of Registrable Securities requested pursuant to this Section 3.1; provided, however, that each Stockholder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Stockholder’s Registrable Securities pursuant to a registration statement effected pursuant to this Section 3.1.

3.1.4 Priority in Piggyback and Demand Registrations. If the managing underwriter for a registration pursuant to this Section 3.1 shall advise WireCo in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number (the “Section 3.1 Sale Number”) that can be sold in an orderly manner in such offering within a price range acceptable to WireCo (or, in the case of a Demand Registration, to NewCo), WireCo shall include in such offering (a) first, all the securities WireCo proposes to register for its own sale (or, in the case of a Demand Registration, all the securities that NewCo desires to have registered), and (b) second, to the extent that the securities WireCo proposes to register (or, in the case of a Demand Registration, the securities that NewCo desires to have registered) are less than the Section 3.1 Sale Number, all Registrable Securities requested to be included by all Stockholders (other than NewCo, in the case of a Demand Registration); provided, however, that, if the number of such Registrable Securities exceeds (i) the Section 3.1 Sale Number less (ii) the number of securities included pursuant to clause (a) above, then the number of such Registrable Securities included in such registration shall be allocated pro rata among all requesting Stockholders, on the basis of the relative number of shares of such Registrable Securities each such Stockholder then holds. If there is any reduction or exclusion of Registrable Securities pursuant to this Section 3.1.4 in connection with a Demand Registration, such registration shall not be deemed to be a Demand Registration for purposes of determining the maximum number of Demand Registrations WireCo is obligated to effect for NewCo pursuant to Section 3.1.2.

3.1.5 Underwriting Requirements. In connection with any offering involving any underwriting of securities in a Piggyback Registration, WireCo shall not be required to include any Stockholder’s Registrable Securities in such underwriting unless such Stockholder accepts the terms of the underwriting as agreed upon between WireCo and the underwriters in such quantities and on such terms as set forth in Section 3.1.1, and such Stockholder agrees to sell such Stockholder’s securities on the basis provided therein and completes and/or executes all questionnaires, indemnities, lock-ups, underwriting agreements and other documents (including powers of attorney and custody arrangements) customarily required generally of all selling Stockholders, in each case, in customary form and substance, which are requested to be executed in connection therewith.

3.2 Registration Procedures. If and whenever WireCo is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Article III, WireCo will, as soon as practicable:

(a) prepare and file with the SEC the requisite registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become and remain effective;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as WireCo shall deem appropriate and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during such period;

(c) furnish to each seller of such Registrable Securities and each underwriter such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request;

(d) promptly notify each Stockholder that holds Registrable Securities covered by such registration statement, (i) when such registration statement or any post-effective amendment or supplement thereto becomes effective, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of such registration statement (and take all reasonable action to prevent the entry of such stop order or to remove it if entered, or the initiation of any proceedings for that purpose), or (iii) of the happening of any event as a result of which the registration statement, as then in effect, the prospectus related thereto or any document included therein by reference includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and promptly file such amendments and supplements which may be required on account of such event and use its reasonable best efforts to cause each such amendment and supplement to become effective;

(e) promptly furnish counsel for each underwriter, if any, and for the selling Stockholders of Registrable Securities copies of any written request by the SEC or any state securities authority for amendments or supplements to a registration statement and prospectus or for additional information;

(f) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;

(g) use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange or authorized for quotation on Nasdaq, if any, on which similar equity securities issued by WireCo are then listed or authorized for quotation, or eligible for listing or quotation, if the listing or authorization for quotation of such securities is then permitted under the rules of such exchange or the NASD;

(h) enter into an underwriting agreement with the underwriter of such offering in the form customary for such underwriter for similar offerings, including such representations and warranties by WireCo, provisions regarding the delivery of opinions of counsel for WireCo and accountants’ letters, provisions regarding indemnification and contribution, and such other terms and conditions as are at the time customarily contained in such underwriter’s underwriting agreements for similar offerings (the sellers of Registrable Securities that are to be distributed by such underwriter(s) may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, WireCo to and for the benefit of such underwriter(s) shall also be made to and for the benefit of such sellers of Registrable Securities);

(i) make available for inspection by representatives of the selling Stockholders who hold Registrable Securities and any underwriters participating in any disposition pursuant hereto and any counsel or accountant retained by such Stockholders or underwriters, all relevant financial and other records, pertinent corporate documents and properties of WireCo and cause the respective officers, directors and employees of WireCo to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a registration pursuant hereto; provided, however, that, with respect to records, documents or information which WireCo determines, in good faith, to be confidential and as to which WireCo notifies such representatives, underwriters, counsel or accountants in writing of such confidentiality, such representatives, underwriters, counsel or accountants shall not disclose such records, documents or information unless (i) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (ii) such records, documents or information have previously been generally made available to the public, or (iii) the disclosure of such records, documents or information is necessary, in the written opinion of outside legal counsel, to avoid or correct a material misstatement or omission in the registration statement and then only after reasonable request has been made to WireCo to make such disclosure and WireCo has denied such request. Each selling Stockholder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of WireCo or its Affiliates (or for such Stockholder’s business purposes or for any reason other than in connection with a registration hereunder) unless and until such information is made generally available (other than by such Stockholder or where such Stockholder knows that such information became publicly available as a result of a breach of any confidentiality arrangement) to the public. Each selling Stockholder of such Registrable Securities further agrees that it will, upon learning that disclosure of such records is sought, give notice to WireCo and allow WireCo, at its expense, to undertake appropriate action to prevent disclosure of the records deemed confidential;

(j) permit any beneficial owner of Registrable Securities who, in the sole judgment, exercised in good faith, of such holder, might be deemed to be a controlling Person of WireCo, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to WireCo in writing, that in the judgment of such holder, as aforesaid, should be included; and

(k) make reasonably available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of WireCo’s businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering.

WireCo may require each seller of Registrable Securities as to which any registration is being effected to furnish WireCo such information regarding such seller and the distribution of such securities as WireCo may from time to time reasonably request in writing. WireCo shall not be required to register or qualify any Registrable Securities covered by such registration statement under any state securities or “blue sky” laws of such jurisdictions other than as it deems necessary in connection with the chosen method of distribution or to take any other actions or do any other things other than those it reasonably deems necessary or advisable to consummate such distribution, and WireCo shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction.

Each beneficial owner of Registrable Securities agrees that upon receipt of any notice from WireCo of the happening of any event of the kind described in clauses (d)(ii) and (d)(iii) above, such beneficial owner will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such beneficial owner’s receipt of the copies of the supplemented or amended prospectus contemplated by clause (d) above, and, if so directed by WireCo, such beneficial owner will deliver to WireCo (at WireCo’s expense) all copies, other than permanent file copies then in such beneficial owner’s possession, of the prospectus covering such Registrable Securities that was in effect prior to such amendment or supplement.

3.3 Indemnification. (a) In the event of any registration of any Registrable Securities pursuant to this Article III, WireCo will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the seller of any Registrable Securities covered by such registration statement, its directors, officers, fiduciaries, employees and stockholders or members or general and limited partners (and the directors, officers, fiduciaries, employees and stockholders or members or general and limited partners thereof), each other Person who participates as an underwriter or a qualified independent underwriter, if any, in the offering or sale of such securities, each director, officer, fiduciary, employee and stockholder or general and limited partner of such underwriter or qualified independent underwriter, and each other Person (including any such Person’s directors, officers, fiduciaries, employees and stockholders or members or general and limited partners), if any, who controls such seller or any such underwriter or qualified independent underwriter, within the meaning of the Securities Act, against any and all Claims in respect thereof and expenses (including reasonable fees and expenses of counsel and any amounts paid in any settlement effected with WireCo’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any of the following actual or alleged statements, omissions or violations (each, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered pursuant to this Agreement under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by WireCo of any federal, state or common law rule or regulation applicable to WireCo and relating to action required of or inaction by WireCo in connection with any such registration, and WireCo will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that WireCo shall not be liable to any such indemnified party in any such case to the extent such Claim or expense arises out of or is based upon any Violation that occurs in reliance upon and in conformity with written information furnished to WireCo or its representatives by or on behalf of such indemnified party expressly stating that such information is for use therein.

(b) Each holder of Registrable Securities that are included in the securities as to which any Demand Registration or Piggyback Registration is being effected (and, if WireCo requires as a condition to including any Registrable Securities in any registration statement filed in connection with any Demand Registration or Piggyback Registration, any underwriter and qualified independent underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.3(a)), to the fullest extent permitted by law, WireCo, its directors, officers, fiduciaries, employees and stockholders (and the directors, officers, fiduciaries, employees and stockholders or members or general and limited partners thereof) and each Person (including any such Person’s directors, officers, fiduciaries, employees and stockholders or members or general and limited partners), if any, controlling WireCo within the meaning of the Securities Act and all other prospective sellers and their directors, officers, fiduciaries, employees and stockholders or general and limited partners and respective controlling Persons (including any such Person’s directors, officers, fiduciaries, employees and stockholders or members or general and limited partners) against any and all Claims and expenses (including reasonable fees and expenses of counsel and any amounts paid in any settlement effected with the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any Violation that occurs in reliance upon and in conformity with written information furnished to WireCo or its representatives by or on behalf of such holder or underwriter or qualified independent underwriter, if any, expressly stating that such information is for use in connection with any registration statement, preliminary, final or summary prospectus or amendment or supplement or document incorporated by reference into any of the foregoing; provided, however, that the aggregate amount which any such holder, underwriter or qualified independent underwriter shall be required to pay pursuant to this Section 3.3(b) and Sections 3.3(c) and 3.3(e) shall be limited to (i) in the case of any such holder, the amount of the gross proceeds received by such holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim and (ii) in the case of any such underwriter or qualified independent underwriter, the amount of the total sales price of the Registrable Securities sold through or by it pursuant to the registration statement giving rise to such claim.

(c) Indemnification similar to that specified in Sections 3.3(a) and 3.3(b) (with appropriate modifications) shall be given by WireCo and each seller of Registrable Securities (and, if WireCo requires as a condition to including any Registrable Securities in any registration statement filed in connection with any Demand Registration or Piggyback Registration, any underwriter and qualified independent underwriter, if any) with respect to any required registration or other qualification of securities under any state securities, “blue sky” or foreign securities laws.

(d) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.3, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 3.3, except to the extent the indemnifying party is actually prejudiced thereby and shall not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section 3.3. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding that is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties that are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, which consent shall not be unreasonably withheld, effect the settlement or compromise of or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 3.3(a), 3.3(b) or 3.3(c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand from the relevant offering of securities. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by Section 3.3(d) above and the indemnifying party is prejudiced thereby, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of but also the relative benefits received by the indemnifying party, on the one hand, and the indemnified party, on the other hand, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 3.3(e) were to be determined by pro rata allocation or by any other method of allocation does not take account of the equitable considerations referred to in, the preceding sentences of this Section 3.3(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 3.3(e) to the contrary, no indemnifying party (other than NewCo) shall be required pursuant to this Section 3.3(e) to contribute any amount in excess of (i) in the case of an indemnifying party that is a holder of Registrable Securities, the gross proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, or (ii) in the case of an indemnifying party that is an underwriter or a qualified independent underwriter, the amount of the total sales price of the Registrable Securities sold through or by it in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less, in any such case referred to in clauses (i) and (ii) above, the amount of all indemnification and contribution payments made pursuant to Sections 3.3(b) and (c) and this Section 3.3(e), as the case may be, in connection with such offering.

(f) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

(g) The indemnification and contribution required by this Section 3.3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(h) In connection with underwritten offerings, WireCo will use reasonable best efforts to negotiate terms of indemnification that are reasonably favorable to the various sellers pursuant thereto, as appropriate under the circumstances.

3.4 Holdback Agreement. (a) If requested in writing by WireCo or the underwriter of any underwritten offering affording any Stockholders registration rights pursuant to Section 3.1 (whether or not some or all of such Stockholder’s Registrable Securities are subject to a cutback pursuant to Section 3.1.4), including, without limitation, an IPO, each Stockholder (whether or not afforded any registration rights) agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any Registrable Securities or any other equity security of WireCo or of any security convertible into or exchangeable or exercisable for any equity security of WireCo (in each case, other than as part of such underwritten public offering) within 14 days before or 180 days after the effective date of a registration statement affording any Stockholders registration rights pursuant to Section 3.1 (including where subject to a cutback pursuant to Section 3.1.4) or in connection with an IPO, or for such shorter period as the sole or lead managing underwriter or WireCo shall request, in any such case, unless consented to by such underwriter or WireCo, as applicable.

(b) If requested in writing by the underwriter of any offering in connection with an underwritten Demand Registration, WireCo agrees not to effect any public sale or distribution (other than public sales or distributions solely by and for the account of WireCo of securities issued (i) pursuant to any employee or director benefit or similar plan or any dividend reinvestment plan or (ii) in any acquisition by WireCo) of any Registrable Securities or any other equity security of WireCo or of any security convertible into or exchangeable or exercisable for any equity security of WireCo (in each case, other than as part of such underwritten public offering), within 14 days before or 180 days after the effective date of a registration statement filed in connection with a Demand Registration, or for such shorter period as the sole or lead managing underwriter shall request, in any such case, unless consented to by such underwriter.

3.5 Deferral. Notwithstanding anything to the contrary contained herein, WireCo shall not be obligated to prepare and file, or cause to become effective, any registration statement pursuant to Section 3.1.2 at any time when, in the good faith judgment of the Board of Directors of WireCo, the filing thereof at the time requested or the effectiveness thereof after filing should be delayed to permit WireCo to include in the registration statement WireCo’s financial statements (and any required audit opinion thereon) for the then immediately preceding fiscal year or fiscal quarter, as the case may be. The filing of a registration statement by WireCo cannot be deferred pursuant to the provisions of the immediately preceding sentence beyond the time that such financial statements (or any required audit opinion thereon) would be required to be filed with the SEC as part of WireCo’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, if WireCo were then obligated to file such reports. Notwithstanding anything to the contrary contained herein, WireCo shall not be obligated to file a registration statement, or cause a registration statement previously filed pursuant to Section 3.1 to become effective, and may suspend sales by the holders of Registrable Securities under any registration that has previously become effective, at any time when, in the good faith judgment of the Board of Directors of WireCo, it reasonably believes that the effectiveness of such registration statement or the offering of securities pursuant thereto would materially adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization or similar transaction or negotiations, discussions or pending proposals with respect thereto; provided, however, that deferrals pursuant to this sentence shall not exceed, in the aggregate, 90 days in any calendar year. The filing of a registration statement, or any amendment or supplement thereto, by WireCo cannot be deferred, and the rights of holders of Registrable Securities to make sales pursuant to an effective registration statement cannot be suspended, pursuant to the provisions of the immediately preceding sentence for more than 30 days after the abandonment or the consummation of any of the foregoing proposals or transactions, unless invoked under new circumstances.

ARTICLE IV

CALL RIGHTS

4.1 Call Rights. (a) If, prior to the consummation of an IPO, an Executive Management Investor’s employment by or position with WireCo and all of its Subsidiaries (or their respective successors under the Employment Agreement, if any) is terminated (i) by WireCo or its Subsidiaries (or their respective successors under the Employment Agreement, if any) for any reason or (ii) by the Executive Management Investor for any reason, WireCo shall have the right, at its election, to redeem or repurchase all (but not less than all) of the Executive Management Investor’s shares of WireCo Common Stock (including any shares held by any of its Permitted Transferees), within twelve (12) months after such termination (with respect to any shares of WireCo Common Stock acquired after such termination upon the exercise or conversion of WireCo Convertible Securities held by the Executive Management Investor, such period to run from the date of exercise or conversion) at a price equal to the Fair Market Value of such WireCo Common Stock; provided that WireCo shall not redeem or purchase any shares held by the Executive Management Investor for less than 185 days; provided further that such twelve (12) month period shall be tolled for any period during which WireCo is actively seeking the consent of any legal, judicial, regulatory, or other governmental body required to consummate such redemption or repurchase.

(b) WireCo or NewCo, as applicable, shall pay the purchase price under Section 4.1(a) in cash to the extent that (i) WireCo or NewCo, as applicable, has sufficient cash on hand to pay the purchase price or WireCo, Subsidiaries of WireCo or NewCo, WireCo, as applicable, are permitted to distribute the funds required for such purchases to WireCo or NewCo, as applicable (a “Subsidiary Dividend”) (under both applicable law and the indebtedness of WireCo and their respective Subsidiaries) and such funds are available and (ii) WireCo or NewCo, as applicable, is permitted to purchase such shares for cash (under both applicable law and such indebtedness). To the extent not so permitted, the purchase price shall be a continuing obligation of WireCo and NewCo, as applicable, and such amount shall be paid by WireCo or NewCo as applicable; before the payment of any dividends or distributions to Stockholders and shall accrue interest at the applicable federal rate for a debt instrument with a term of not over 3 years as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended (the “Applicable Federal Rate”); provided, however, that any such obligation shall not become such to the extent it would give rise to a default or potential default under any of WireCo or NewCo’s or their respective Subsidiaries’ credit arrangements and shall be held in suspense until such obligation would not give rise to such event. The Board of Directors of WireCo or managing body of NewCo may, in its discretion, assign the respective rights and obligations of WireCo or NewCo under this Section 4.1 to any other Person, but no such assignment shall relieve WireCo or NewCo, as applicable, of its obligations to the extent not satisfied by such assignee.

ARTICLE V

MISCELLANEOUS

5.1 Effectiveness; Term.

5.1.1 Unless theretofore terminated, the rights and obligations of, and restrictions on, the Stockholders under Article II (other than Section 2.2) with respect to WireCo Common Stock shall terminate when NewCo no longer holds in the aggregate at least 25% of the fully diluted shares of WireCo Common Stock then outstanding (subject, however, to all obligations of the parties hereto which must be fulfilled prior to such event).

5.1.2 Unless theretofore terminated, and notwithstanding anything in Section 5.1.1 to the contrary, the provisions contained in Article III shall continue to remain in full force and effect until the earlier to occur of the 20th anniversary of the date hereof and the date on which there are no longer any Registrable Securities outstanding or issuable or thereafter available for or subject to issuance to NewCo upon exercise or conversion of any WireCo Convertible Securities; provided, however, that the provisions of Section 3.3 shall survive termination pursuant to Section 5.1.1 or this Section 5.1.2.

5.2 No Voting or Conflicting Agreements. Prior to an IPO, no Stockholder (other than NewCo) shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the WireCo Common Stock nor, at any time, shall any Stockholder enter into any stockholder agreements or arrangements of any kind with any Person with respect to the WireCo Common Stock inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders WireCo Common Stock that are not parties to this Agreement). The foregoing prohibition includes, but is not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of shares of WireCo Common Stock inconsistent with the provisions of this Agreement. No Stockholder shall act, at any time, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting of shares of WireCo Common Stock in any manner that is inconsistent with the provisions of this Agreement.

5.3 Composition of the Board of Directors. For so long as NewCo owns any shares of WireCo Common Stock, NewCo shall have the right to designate one member of the Board of Directors of WireCo, as described herein. The parties recognize that, as owner of more than a majority of the WireCo Common Stock, NewCo has the power to alter the composition of the Board of Directors of WireCo in accordance with the foundational documents of WireCo. Each of the Stockholders entitled to vote in the election of directors to the Board of Directors of WireCo agrees that it shall vote its WireCo Common Stock or execute consents, as the case may be, and take all other necessary action in order to ensure that the designee that NewCo is entitled to designate to the WireCo Board of Directors of the Company as set forth in this Section 5.3 is so elected.

5.4 Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and, accordingly, agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement. Any remedy under this Section 5.4 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

5.5 Notices. All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, by overnight courier or by telecopy, addressed to WireCo at its principal offices and to the other parties at their addresses reflected on the signature pages hereto. Each party hereto, by written notice given to the other parties hereto in accordance with this Section 5.5, may change the address to which notices, statements, instructions or other documents are to be sent to such party. All notices, statements, instructions and other documents hereunder that are mailed or telecopied shall be deemed to have been given on the date of mailing or, in the case of telecopying, upon confirmation of receipt.

5.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective permitted successors and assigns. If any Stockholder or any Transferee of any Stockholder shall acquire any shares of WireCo Common Stock in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and, by taking and holding such shares, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

5.7 Recapitalizations and Exchanges Affecting WireCo Common Stock. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to WireCo Common Stock, to any and all shares of capital stock or equity securities of WireCo or any of their respective successors or assigns (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of, WireCo Common Stock or that may be issued by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise. Upon the occurrence of any of such events, numbers of shares and amounts hereunder and any other appropriate terms shall be appropriately adjusted, as determined in good faith by the Board of Directors of WireCo.

5.8 Governing Law. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

5.9 Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires, references to “hereof,” “herein,” “hereby,” “hereunder” and similar terms shall refer to this entire Agreement.

5.10 Amendment. This Agreement may not be amended or supplemented, except by an instrument in writing signed by WireCo and by Stockholders holding a majority of the then outstanding shares of WireCo Common Stock held by all Stockholders; provided, however, that any amendment, supplement or modification of this Agreement that materially adversely affects the rights and obligations of any Stockholder (an “Affected Holder”) or group thereof, as a class, differently than those of the other Stockholders shall also require the approval of Affected Holders holding a majority of the outstanding shares of WireCo Common Stock held by all such Affected Holders. The foregoing notwithstanding, WireCo and NewCo, without the consent of any other party hereto, may amend Schedule II and the signature pages hereto, in order to add any Executive Management Investor or any other party that becomes a holder of WireCo Common Stock or securities convertible into or exercisable for WireCo Common Stock.

5.11 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in, good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

5.12 Further Assurances. The parties hereto shall from time to time execute and deliver all such further documents and do all acts and things as the other parties may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement, including, to the extent necessary or appropriate, using all reasonable efforts to cause the amendment of the Articles of Association of WireCo in order to provide for the enforcement of this Agreement in accordance with its terms. In furtherance and not in limitation of the foregoing, in the event of any amendment, modification or termination of this Agreement in accordance with its terms, the Stockholders shall cause the Board of Directors of WireCo to meet within 30 days following such amendment, modification or termination or as soon thereafter as is practicable for the purpose of amending such foundational documents, as may be required as a result of such amendment, modification or termination, and, to the extent required by law, proposing such amendments to the Stockholders entitled to vote thereon, and such action shall be the first action to be taken at such meeting.

5.13 Complete Agreement; Counterparts. This Agreement (together with the Employment Agreements and the other agreements referred to herein and therein) constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

5.14 Certain Transactions. The parties hereto agree that Paine & Partners, LLC shall have the exclusive right to perform all consulting, financing, investment banking and similar services for WireCo and its subsidiaries, for customary compensation and on other terms that are customary for similar engagements with unaffiliated third parties, and neither WireCo nor its subsidiaries shall engage any other Person to perform such services during the term of this Agreement, except to the extent Paine & Partners, LLC shall consent thereto or shall decline, at its sole election, to perform such services; in any such case, so long as NewCo holds at least 10% of the outstanding shares of WireCo Common Stock.

5.15 No Third-Party Beneficiaries. The provisions of this Agreement shall be only for the benefit of the parties to this Agreement, and no other Person (other than any indemnified party with respect to Section 3.3) shall have any third-party beneficiary or other right hereunder.

5.16 Recusals. All decisions of the Board of Directors of WireCo referred to in this agreement shall be taken without the participation or vote of any Executive Management Investor directly affected by such decision.

[signature pages set forth below]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first written above.

WIRECO WORLDGROUP LIMITED

By:	/s/ Justin R. Reyna
Name: Justin R. Reyna
Title: Director

WIRECO WORLDGROUP (CAYMAN) INC.

By:	/s/ Justin R. Reyna
Name: Justin R. Reyna
Title: Director

[Signature Page to Stockholder’s Agreement]

JOHN J. ANTON, IRA

By:	U.S. Trust, trustee of John J. Anton, IRA

By:	/s/ Patricia Nunn
Name: Patricia Nunn
Title: Senior Vice President

/s/ John J. Anton
Name: John J. Anton
Address:

/s/ Ira Glazer
Name: Ira Glazer
Address:

/s/ Eric Bruder
Name: Eric Bruder
Address:

/s/ Keith McKinnish
Name: Keith McKinnish
Address:

/s/ Joaquin Barrios
Name: Joaquin Barrios
Address:

/s/ John D. Josendale
Name: John D. Josendale
Address:

[Signature Page to Stockholder’s Agreement]

/s/ David T. Hornaday
Name:	David T. Hornaday
Address:

/s/ James W. Allaman
Name:	James W. Allaman
Address:

/s/ William Foley
Name:	William L. Foley
Address:

/s/ Phillip L. Crouse
Name:	Philip L. Crouse
Address:

/s/ Todd A. Stewart
Name:	Todd A. Stewart
Address:

/s/ Miguel Gomez
Name:	Miguel Gomez
Address:

/s/ Richard W. Humiston
Name:	Richard W. Humiston
Address:

/s/ Jeffrey D. Steimer
Name:	Jeffrey D. Steimer
Address:

[Signature Page to Stockholder’s Agreement]

/s/ Victor Andrade
Name:	Victor Andrade
Address:

/s/ Stephan Kessel
Name:	Stephan Kessel
Address:

/s/ Roland Verreet
Name:	Roland Verreet
Address:

/s/ Wolfgang Oswald
Name:	Wolfgang Oswald
Address:

/s/ Don Bell
Name:	Don Bell
Address:

/s/ Alejandro Ruiz
Name:	Alejandro Ruiz
Address:

[Signature Page to Stockholder’s Agreement]

Schedule I

The individual holdings of WireCo Common Stock of each Stockholder immediately as of the date hereof is as follows:

Name	Number of Shares of WireCo Common Stock Held
WireCo WorldGroup (Cayman) Inc	2,011,411

Total	2,011,411

The individual holdings of options exercisable for WireCo Common Stock of each Stockholder immediately as of the date hereof is as follows:

Name	Number of Shares of WireCo Common Stock for Which Options are Exercisable
Ira Glazer	108,471
Eric Bruder	61,270
Keith McKinnish	28,216
Joaquin Barrios	9,834
John D. Josendale	5,900
David T. Hornaday	5,900
James W. Allaman	3,933
William L. Foley	3,933
Phillip L. Crouse	5,900
Todd A. Stewart	3,933
Miguel Gomez	6,933
Richard W. Humiston	3,933
Jeffrey Steimer	3,933
Victor Andrade	3,933
Stephan Kessel	3,000
Roland Verreet	1,200
Wolfang Oswald	7,000
Don Bell	3,000
Alejandro Ruiz	3,000
John J. Anton, IRA	49,168

Schedule II

Executive Management Investors

Ira Glazer

Eric V. Bruder

John D. Josendale

David T. Hornaday

Keith J. McKinnish

Joaquin Barrios

John J. Anton